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                                                            EXHIBIT 10(iii)A(3)


                        RESTRICTED STOCK AWARD AGREEMENT
                                   UNDER THE
                       NATIONAL SERVICE INDUSTRIES, INC.
                      LONG-TERM ACHIEVEMENT INCENTIVE PLAN


         THIS AGREEMENT, made and entered into as of the 7th day of October, 2002, by and between NATIONAL SERVICE INDUSTRIES, INC. (the "Company") and _______ _____________ ("Grantee").


                               WITNESSETH THAT:


         WHEREAS, the Company maintains the National Service Industries, Inc. Long-Term Achievement Incentive Plan (the "Plan"), and Grantee has been selected by the Committee to receive a Restricted Stock Award under the Plan;

         NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:

         1.       AWARD OF RESTRICTED STOCK

         1.1 The Company hereby grants to Grantee an award of _______ Shares of restricted stock ("Restricted Stock"), subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement. The grant date of this award of Restricted Stock is October 7, 2002 ("Grant Date").

         1.2 This Agreement shall be construed in accordance with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

         2.       RESTRICTIONS

         2.1 Subject to Sections 2.2 and 2.3 below, if Grantee remains employed by the Company, Grantee shall become vested in the Restricted Stock as set forth below on each anniversary of the Grant Date (each such date shall be a "Vesting Date"), such that on October 7, 2005 ("Final Vesting Date") all of the Shares of Restricted Stock shall be fully vested:

                  Date                       Number of Shares Vested

                  October 7, 2003            33 1/3%  (______ Shares)
                  October 7, 2004            33 1/3%  (______ Shares)
                  October 7, 2005            33 1/3%  (______ Shares)


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On each Vesting Date, Grantee shall own the Vested Shares of Restricted Stock free and clear of all restrictions imposed by this Agreement (except those imposed by Section 3.4 below). The Company shall deliver a certificate(s) for the Vested Shares of Restricted Stock to Grantee as soon as practical after each Vesting Date. For purposes of this Agreement, employment with a Subsidiary of the Company shall be considered employment with the Company.

         2.2 (a) In the event, prior to the Final Vesting Date, (i) Grantee dies while actively employed by the Company, or (ii) Grantee's employment is terminated by reason of Disability, the Restricted Stock shall become fully vested and nonforfeitable as of the date of Grantee's death or Disability. The Company shall deliver certificate(s) for the Restricted Stock, free and clear of any restrictions imposed by this Agreement (except for Section 3.4) to Grantee (or, in the event of death, Grantee's surviving spouse or, if none, to Grantee's estate) as soon as practical after Grantee's date of death or termination for Disability.

                  (b) If Grantee retires from the Company on or after attaining (i) age 65, or (ii) age 55 with 5 years of service, the vesting of the Restricted Stock shall continue as if Grantee were an active employee, unless within two (2) years of Grantee's date of termination of employment, Grantee violates the Restrictive Covenant (Non-Competition Agreement) attached as Exhibit "A" hereto, at which time all unvested Shares of Restricted Stock shall immediately be forfeited. If Grantee dies after retiring under this Section 2.4, but prior to the Final Vesting Date for any Shares of Restricted Stock, the Restricted Stock shall become fully vested and nonforfeitable as of the date of Grantee's death.

                  (c) Except as provided in Section 2.3, if Grantee terminates Grantee's employment or if the Company terminates Grantee's employment for any reason other than death or Disability or retirement (as provided in subsection (b) above) prior to the Final Vesting Date, the Restricted Stock shall cease to vest further and Grantee shall only be entitled to the Restricted Stock that is vested as of Grantee's date of termination of employment.

         2.3 Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to Grantee's Final Vesting Date, the Restricted Stock shall become fully vested and nonforfeitable as of the date of the Change in Control. On the date of the Change in Control, the Company shall deliver to Grantee a certificate(s) for the Restricted Stock, free and clear of any restrictions imposed by this Agreement.


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         2.4      The Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock.

         3.       STOCK; DIVIDENDS; VOTING

         3.1 The stock certificate(s) evidencing the Restricted Stock shall be registered on the Company's books in the name of Grantee as of the Grant Date. The Company may issue stock certificates or evidence Grantee's interest by using a book entry account. Physical possession or custody of such stock certificates shall be retained by the Company until such time as the Shares are vested in accordance with Section 2. The Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.

         3.2 During the period the Restricted Stock is not vested, Grantee shall be entitled to receive dividends and/or other distributions declared on such Restricted Stock and Grantee shall be entitled to vote such Restricted Stock.

         3.3 In the event of a Change in Capitalization, the number and class of Shares or other securities that Grantee shall be entitled to, and shall hold, pursuant to this Agreement shall be appropriately adjusted or changed to reflect the Change in Capitalization, provided that any such additional Shares or additional or different shares or securities shall remain subject to the restrictions in this Agreement.

         3.4 Grantee represents and warrants that he is acquiring the Restricted Stock for investment purposes only, and not with a view to distribution thereof. Grantee is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered. By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.

         4.       NO RIGHT TO CONTINUED EMPLOYMENT

                  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company or a subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate Grantee's employment at any time.

         5.       TAXES AND WITHHOLDING

                  Grantee shall be responsible for all federal, state, and local income taxes payable with respect to this award of Restricted Stock. Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this award of Restricted Stock. The Company and Grantee


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agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Restricted Stock the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Restricted Stock having a market value not less than the amount of such taxes.

         6.       GRANTEE BOUND BY THE PLAN

                  Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

         7.       MODIFICATION OF AGREEMENT

                  This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         8.       SEVERABILITY

                  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         9.       GOVERNING LAW

                  The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

        10.       SUCCESSORS IN INTEREST

                  This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of Grantee's legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee's heirs, executors, administrators, and successors.


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        11.       RESOLUTION OF DISPUTES

                  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction, or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    NATIONAL SERVICE INDUSTRIES, INC.


                                    By:
                                       ----------------------------------------
                                       Chester J. Popkowski,
                                       Senior Vice President,
                                       Chief Financial Officer and Treasurer


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                                  EXHIBIT "A"

                             RESTRICTIVE COVENANTS

1.       DEFINITIONS

         The following terms used in this Exhibit "A" shall have the following meanings:

                  (A) "Trade Secrets" means information, without regard to form, relating to the Company's business which is not commonly known by or available to the public and which derives economic value, actual or potential, from not being generally known to other persons and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality, including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers.

                  (B) "Confidential Information" means information of the Company which is non-public, proprietary, and confidential in nature but is not a Trade Secret.

                  (C) "Person" means any individual, firm, partnership, association, corporation, limited liability entity, trust, venture, or other business organization, entity, or enterprise;

                  (D) "Restricted Business" means the business of manufacturing and selling envelopes and items incidental to such products and/or the business of renting and/or processing textile products and providing related services for customers;

                  (E) "Restricted Period" means the two (2) year period following the date of the Grantee's retirement under Section 2.2 of the Restricted Stock Award Agreement, as set forth in this Amendment; and

                  (F)      "Territory" means the United States.

2.       NON-COMPETITION COVENANT

         During the Restricted Period, the Grantee will not, directly or indirectly, for the Grantee or on behalf of any other Person (except the Company), within the Territory, engage in, provide, or perform sales, marketing, operational, financial, accounting, or administrative services in or for any business engaged in the Restricted Business.


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3.       NON-DISCLOSURE COVENANT

         The Grantee will not, directly or indirectly, for the Grantee or on behalf of any other Person, use for the Grantee's own benefit or disclose to any other party, any Trade Secrets or Confidential Information of the Company. The foregoing confidentiality obligations shall continue (A) with respect to all Trade Secrets, at all times so long as such Trade Secrets constitute trade secrets under applicable law, and (B) with respect to all Confidential Information, at all times during the Restricted Period.

4.       NON-RECRUITMENT COVENANT

         During the Restricted Period, the Grantee will not, directly or indirectly, for the Grantee or on behalf of any other Person, solicit, induce, persuade, or encourage, or attempt to solicit, induce, persuade, or encourage, any management-level employee of the Company or the Company's business unit in which the Grantee was employed (if applicable) to terminate such employee's position with the Company, whether or not such employee is a full-time or temporary employee of the Company and whether or not such employment is pursuant to a written agreement, for a determined period, or at will.

5.       SEPARABILITY

         The Grantee acknowledges that each of the foregoing restrictive covenants is a separate and distinct obligation of the Grantee and is deemed to be separable from the remaining restrictive covenants. If any of the provisions of the foregoing restrictive covenants should ever be deemed to exceed the time, geographic, product, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product, or other limitations permitted by applicable law.